EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.
EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Louis J. Torchio, President and Chief Executive Officer
William W. Harvey, Jr., Senior Executive Vice President, Chief Operating Officer and Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces Second Quarter 2023 Earnings and Quarterly Dividend

Columbus, Ohio — July 24, 2023

Northwest Bancshares, Inc., (the “Company”), (NasdaqGS: NWBI) announced net income for the quarter ended June 30, 2023 of $33.0 million, or $0.26 per diluted share. This represents a decrease of $382,000, or 1.1%, compared to the same quarter last year, when net income was $33.4 million, or $0.26 per diluted share. The annualized returns on average shareholders’ equity and average assets for the quarter ended June 30, 2023 were 8.72% and 0.93% compared to 8.90% and 0.94% for the same quarter last year.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.20 per share payable on August 14, 2023 to shareholders of record as of August 3, 2023. This is the 115th consecutive quarter in which the Company has paid a cash dividend. Based on the market value of the Company's common stock as of June 30, 2023, this represents an annualized dividend yield of approximately 7.5%.

Louis J. Torchio, President and CEO, added, “We are very pleased with the positioning and strength of our balance sheet during the past twelve months as we have been able to grow loans by almost $840.0 million, or approximately 8.0%, over that time period by reallocating cash and investments to higher yielding earning assets. Specifically, as a result of the new commercial lending verticals we have recently implemented, commercial loans have grown $416.9 million, or 42.2%, over the past year. As part of this balance sheet shift towards commercial banking, we sold the mortgage servicing rights on approximately $1.3 billion of one- to four family mortgage loans for an $8.3 million gain, which enabled us to sell approximately $110.0 million of investment securities for an equivalent loss, resulting in no impact to tangible capital. We were then able to reallocate these funds from investments yielding approximately 2.0% into commercial loan originations yielding over 7.0%. In addition, our overall deposit balances remained stable during the most recent quarter, although we continue to see customers shift into higher yielding deposit products. Tangible common equity remains strong at over 8.0% and asset quality continues to perform well.”

Mr. Torchio continued, “with the continued inversion in the yield curve and the change in our customer deposit mix, as well as higher borrowing costs and balances, the increase in our overall cost of funds continued to outpace our yield improvement, which resulted in net interest margin compression on a linked quarter basis to 3.28% from 3.47%. We expect some additional net interest margin compression could continue for the remainder of the year.”

Net interest income increased by $8.3 million, or 8.3%, to $108.5 million for the quarter ended June 30, 2023, from $100.3 million for the quarter ended June 30, 2022. This increase in net interest income is a result of both the increase in market interest rates and the change in our interest-earning asset mix throughout the past year. Cash and marketable securities were redeployed into higher yielding loans, which, along with higher market interest rates, caused the yield on interest-earning assets to increase to 4.34% for the quarter ended June 30, 2023 from 3.20% for the quarter ended June 30, 2022. Interest income on loans receivable increased $37.2 million, or 38.9%, due to an increase of $907.8 million, or 8.9%, in the average balance of loans in addition to an increase in the yield on loans to 4.83% for the quarter ended June 30, 2023 from 3.79% for the quarter ended June 30, 2022. Partially offsetting this increase in interest income was an increase in the cost of interest-bearing liabilities to 1.47% for the quarter ended June 30, 2023 from 0.24% for the quarter ended June 30, 2022. This increase was largely due to higher market interest rates causing an increase in both deposit and borrowing costs. The net effect of these changes in interest rates and average balances was an increase in the Company's net interest margin to 3.28% for the quarter ended June 30, 2023 from 3.07% for the same quarter last year.

The provision for credit losses increased by $2.9 million, or 48.2%, to $8.9 million for the current quarter ended June 30, 2023 from $6.0 million for the quarter ended June 30, 2022. This increase was primarily due to growth within our commercial loan portfolio year over year, as well as forecasted economic deterioration reflected in our allowance for credit loss models. The Company continued to experience improvement in asset quality as classified loans decreased by $63.3 million, or 22.8%, to

$214.1 million, or 1.90% of total loans, at June 30, 2023 from $277.4 million, or 2.66% of total loans, at June 30, 2022. Total delinquent loans increased to $72.1 million, or 0.64% of loans receivable, at June 30, 2023 from $51.1 million, or 0.49% of loans receivable, at June 30, 2022. The increase was primarily driven by two commercial loan administrative delinquencies totaling $22.9 million at June 30, 2023, which have subsequently been brought current.

Noninterest income decreased by $651,000, or 2.1%, to $29.8 million for the quarter ended June 30, 2023, from $30.4 million for the quarter ended June 30, 2022. This decrease was primarily due to a decrease in mortgage banking income of $1.1 million, or 52.3%, to $1.0 million for the quarter ended June 30, 2023 from $2.2 million for the quarter ended June 30, 2022. This decrease reflects the impact of less favorable pricing in the secondary market, due primarily to the volatile interest rate environment, as well as a decrease in mortgage volumes primarily due to higher market interest rates.

Noninterest expense increased by $4.4 million, or 5.5%, to $85.9 million for the quarter ended June 30, 2023 from $81.4 million for the quarter ended June 30, 2022. This increase primarily resulted from a $1.7 million, or 13.1%, increase in processing expenses to $14.6 million for the quarter ended June 30, 2023, from $12.9 million for the quarter ended June 30, 2022 due to the implementation of additional third party software programs. Also contributing to this variance was a restructuring expense of $1.6 million for the quarter ended June 30, 2023 due to the severance charge for personnel changes during the current quarter. Lastly, FDIC insurance premiums increased $934,000, or 82.7%, to $2.1 million for the quarter ended June 30, 2023 from $1.1 million for the quarter ended June 30, 2022 due to an increase in the deposit insurance assessment rate beginning in the first quarter of 2023.

The provision for income taxes increased by $663,000, or 6.7%, to $10.5 million for the quarter ended June 30, 2023 from $9.9 million for the quarter ended June 30, 2022 due primarily to an increase in income before taxes in the current year.

Headquartered in Columbus, Ohio, Northwest Bancshares, Inc. is the bank holding company of Northwest Bank. Founded in 1896 and headquartered in Warren, Pennsylvania, Northwest Bank is a full-service financial institution offering a complete line of business and personal banking products, as well as employee benefits and wealth management services. As of June 30, 2023, Northwest operated 134 full-service community banking offices and eight free standing drive-through facilities in Pennsylvania, New York, Ohio and Indiana. Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market (“NWBI”). Additional information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed on-line at www.northwest.com.

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Forward-Looking Statements - This release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including inflation and an increase in non-performing loans; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses or the ability to complete sales transactions; (7) increased risk associated with commercial real-estate and business loans; (8) changes in liquidity, including the size and composition of our deposit portfolio; and (9) the effect of any pandemic, including COVID-19, war or act of terrorism. Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (Unaudited)
(dollars in thousands, except per share amounts)

	June 30, 2023	December 31, 2022	June 30, 2022
Assets
Cash and cash equivalents	$127,627	139,365	504,532
Marketable securities available-for-sale (amortized cost of $1,287,101, $1,431,728 and $1,516,743, respectively)	1,073,952	1,218,108	1,364,743
Marketable securities held-to-maturity (fair value of $718,676, $751,384 and $835,565, respectively)	847,845	881,249	923,180
Total cash and cash equivalents and marketable securities	2,049,424	2,238,722	2,792,455

Loans held-for-sale	16,077	9,913	31,153
Residential mortgage loans	3,479,080	3,488,686	3,255,622
Home equity loans	1,276,062	1,297,674	1,280,492
Consumer loans	2,201,062	2,168,655	2,002,545
Commercial real estate loans	2,895,224	2,823,555	2,876,176
Commercial loans	1,403,726	1,131,969	986,836
Total loans receivable	11,271,231	10,920,452	10,432,824
Allowance for credit losses	(124,423)	(118,036)	(98,355)
Loans receivable, net	11,146,808	10,802,416	10,334,469

FHLB stock, at cost	44,613	40,143	13,362
Accrued interest receivable	37,281	35,528	27,708
Real estate owned, net	371	413	1,205
Premises and equipment, net	139,915	145,909	146,869
Bank-owned life insurance	257,614	255,062	254,109
Goodwill	380,997	380,997	380,997
Other intangible assets, net	6,809	8,560	10,538
Other assets	227,659	205,574	192,983
Total assets	$14,291,491	14,113,324	14,154,695
Liabilities and shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$2,820,563	2,993,243	3,058,249
Interest-bearing demand deposits	2,577,653	2,686,431	2,858,691
Money market deposit accounts	2,154,253	2,457,569	2,631,712
Savings deposits	2,120,215	2,275,020	2,362,725
Time deposits	1,989,711	1,052,285	1,155,878
Total deposits	11,662,395	11,464,548	12,067,255

Borrowed funds	632,313	681,166	130,490
Subordinated debt	114,015	113,840	113,666
Junior subordinated debentures	129,444	129,314	129,184
Advances by borrowers for taxes and insurance	57,143	47,613	55,622
Accrued interest payable	4,936	3,231	1,725
Other liabilities	179,744	182,126	162,214
Total liabilities	12,779,990	12,621,838	12,660,156
Shareholders’ equity
Preferred stock, $0.01 par value: 50,000,000 shares authorized, no shares issued	—	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized, 127,088,963, 127,028,848 and 126,881,766 shares issued and outstanding, respectively	1,271	1,270	1,269
Additional paid-in capital	1,022,189	1,019,647	1,015,349
Retained earnings	657,292	641,727	620,551
Accumulated other comprehensive loss	(169,251)	(171,158)	(142,630)
Total shareholders’ equity	1,511,501	1,491,486	1,494,539
Total liabilities and shareholders’ equity	$14,291,491	14,113,324	14,154,695

Equity to assets	10.58%	10.57%	10.56%
Tangible common equity to assets*	8.08%	8.03%	8.01%
Book value per share	$11.89	11.74	11.78
Tangible book value per share*	$8.84	8.67	8.69
Closing market price per share	$10.60	13.98	12.80
Full time equivalent employees	2,025	2,160	2,188
Number of banking offices	142	150	150
*    Excludes goodwill and other intangible assets (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(dollars in thousands, except per share amounts)

	Quarter ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022

Interest income:
Loans receivable	$132,724	123,745	117,137	106,943	95,574
Mortgage-backed securities	8,326	8,537	8,603	8,683	7,158
Taxable investment securities	841	845	840	838	715
Tax-free investment securities	667	700	701	709	683
FHLB stock dividends	844	690	419	148	82
Interest-earning deposits	594	423	153	1,295	1,684
Total interest income	143,996	134,940	127,853	118,616	105,896
Interest expense:
Deposits	21,817	11,238	3,871	3,157	3,341
Borrowed funds	13,630	11,238	6,938	2,710	2,290
Total interest expense	35,447	22,476	10,809	5,867	5,631
Net interest income	108,549	112,464	117,044	112,749	100,265
Provision for credit losses - loans	6,010	4,870	9,023	7,689	2,629
Provision for credit losses - unfunded commitments (1)	2,920	126	1,876	3,585	3,396
Net interest income after provision for credit losses	99,619	107,468	106,145	101,475	94,240
Noninterest income:
Loss on sale of investments	(8,306)	—	(1)	(2)	(3)
Gain on sale of mortgage servicing rights	8,305	—	—	—	—
Gain on sale of SBA loans	832	279	—	—	—
Service charges and fees	14,833	13,189	14,125	14,323	13,673
Trust and other financial services income	6,866	6,449	6,642	6,650	7,461
Gain on real estate owned, net	785	108	51	290	291
Income from bank-owned life insurance	1,304	1,269	1,663	1,475	2,008
Mortgage banking income	1,028	524	477	766	2,157
Other operating income	4,150	2,151	4,901	3,301	4,861
Total noninterest income	29,797	23,969	27,858	26,803	30,448
Noninterest expense:
Compensation and employee benefits	47,650	46,604	46,658	46,711	48,073
Premises and occupancy costs	7,579	7,471	7,370	7,171	7,280
Office operations	2,800	3,010	3,544	3,229	3,162
Collections expense	429	387	563	322	403
Processing expenses	14,648	14,350	13,585	13,416	12,947
Marketing expenses	2,856	2,892	2,773	2,147	2,047
Federal deposit insurance premiums	2,064	2,223	1,319	1,200	1,130
Professional services	3,804	4,758	5,434	3,363	3,333
Amortization of intangible assets	842	909	932	1,047	1,115
Real estate owned expense	83	181	53	61	72
Merger, asset disposition and restructuring expense	1,593	2,802	4,243	—	—
Other expenses	1,510	1,863	2,304	321	1,849
Total noninterest expense	85,858	87,450	88,778	78,988	81,411
Income before income taxes	43,558	43,987	45,225	49,290	43,277
Income tax expense	10,514	10,308	10,576	11,986	9,851
Net income	$33,044	33,679	34,649	37,304	33,426

Basic earnings per share	$0.26	0.27	0.27	0.29	0.26
Diluted earnings per share	$0.26	0.26	0.27	0.29	0.26

Annualized return on average equity	8.72%	9.11%	9.38%	9.84%	8.90%
Annualized return on average assets	0.93%	0.97%	0.98%	1.05%	0.94%
Annualized return on tangible common equity *	11.79%	12.15%	12.48%	13.84%	12.16%

Efficiency ratio	62.06%	64.10%	61.27%	56.60%	62.28%
Efficiency ratio, excluding certain items (1) **	60.30%	61.38%	57.70%	55.85%	61.43%
Annualized noninterest expense to average assets	2.42%	2.51%	2.52%	2.23%	2.29%
Annualized noninterest expense to average assets, excluding certain items (1) **	2.35%	2.40%	2.37%	2.20%	2.26%
(1)     Reclassified from other expenses for periods prior to March 31, 2023. Respective ratios updated for reclassification.
*    Excludes goodwill and other intangible assets (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.
**    Excludes amortization of intangible assets and merger, asset disposition and restructuring expenses (non-GAAP).See reconciliation of non-GAAP financial measures for additional information relating to these items.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(dollars in thousands, except per share amounts)

	Six months ended June 30,
	2023	2022
Interest income:
Loans receivable	$256,469	183,748
Mortgage-backed securities	16,863	13,518
Taxable investment securities	1,686	1,392
Tax-free investment securities	1,367	1,357
FHLB stock dividends	1,534	163
Interest-earning deposits	1,017	2,151
Total interest income	278,936	202,329
Interest expense:
Deposits	33,055	7,092
Borrowed funds	24,868	4,349
Total interest expense	57,923	11,441
Net interest income	221,013	190,888
Provision for credit losses - loans	10,880	1,148
Provision for credit losses - unfunded commitments (1)	3,046	4,992
Net interest income after provision for credit losses	207,087	184,748
Noninterest income:
Loss on sale of investments	(8,306)	(5)
Gain on sale of mortgage servicing rights	8,305	—
Gain on sale of SBA loans	1,111	—
Service charges and fees	28,022	26,740
Trust and other financial services income	13,315	14,473
Gain on real estate owned, net	893	262
Income from bank-owned life insurance	2,573	3,991
Mortgage banking income	1,552	3,622
Other operating income	6,301	7,105
Total noninterest income	53,766	56,188
Noninterest expense:
Compensation and employee benefits	94,254	94,990
Premises and occupancy costs	15,050	15,077
Office operations	5,810	6,545
Collections expense	816	923
Processing expenses	28,998	25,495
Marketing expenses	5,748	4,175
Federal deposit insurance premiums	4,287	2,259
Professional services	8,562	5,906
Amortization of intangible assets	1,751	2,298
Real estate owned expense	264	109
Merger, asset disposition and restructuring expense	4,395	1,374
Other expenses	3,373	2,608
Total noninterest expense	173,308	161,759
Income before income taxes	87,545	79,177
Income tax expense	20,822	17,464
Net income	$66,723	61,713

Basic earnings per share	$0.53	0.49
Diluted earnings per share	$0.52	0.49

Annualized return on average equity	8.91%	8.01%
Annualized return on average assets	0.95%	0.87%
Annualized return on tangible common equity *	11.97%	11.28%

Efficiency ratio	63.07%	65.47%
Efficiency ratio, excluding certain items (1) **	60.84%	63.98%
Annualized noninterest expense to average assets	2.46%	2.27%
Annualized noninterest expense to average assets, excluding certain items (1) **	2.38%	2.22%
(1)    Reclassified from other expenses for periods prior to March 31, 2023. Respective ratios updated for reclassification.
*    Excludes goodwill and other intangible assets (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.
**    Excludes amortization of intangible assets and merger, asset disposition and restructuring expenses (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.

Northwest Bancshares, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited) *
(dollars in thousands, except per share amounts)

	Quarter ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Reconciliation of net income to adjusted net operating income:
Net income (GAAP)	$33,044	33,426	66,723	61,713
Non-GAAP adjustments
Add: merger, asset disposition and restructuring expense	1,593	—	4,395	1,374
Less: tax benefit of merger, asset disposition and restructuring expense	(446)	—	(1,231)	(385)
Adjusted net operating income (non-GAAP)	$34,191	33,426	69,887	62,702
Diluted earnings per share (GAAP)	$0.26	0.26	0.52	0.49
Diluted adjusted operating earnings per share (non-GAAP)	$0.27	0.26	0.55	0.49

Average equity	$1,519,990	1,506,832	1,509,466	1,553,520
Average assets	14,245,917	14,256,705	14,184,050	14,340,034
Annualized return on average equity (GAAP)	8.72%	8.90%	8.91%	8.01%
Annualized return on average assets (GAAP)	0.93%	0.94%	0.95%	0.87%
Annualized return on average equity, excluding merger, asset disposition and restructuring expense, net of tax (non-GAAP)	9.02%	8.90%	9.34%	8.14%
Annualized return on average assets, excluding merger, asset disposition and restructuring expense, net of tax (non-GAAP)	0.96%	0.94%	0.99%	0.88%

The following non-GAAP financial measures used by the Company provide information useful to investors in understanding our operating performance and trends, and facilitate comparisons with the performance of our peers. The following table summarizes the non-GAAP financial measures derived from amounts reported in the Company’s Consolidated Statements of Financial Condition.

	June 30, 2023	December 31, 2022	June 30, 2022
Tangible common equity to assets
Total shareholders’ equity	$1,511,501	1,491,486	1,494,539
Less: goodwill and intangible assets	(387,806)	(389,557)	(391,535)
Tangible common equity	1,123,695	1,101,929	1,103,004

Total assets	14,291,491	14,113,324	14,154,695
Less: goodwill and intangible assets	(387,806)	(389,557)	(391,535)
Tangible assets	13,903,685	13,723,767	13,763,160

Tangible common equity to tangible assets	8.08%	8.03%	8.01%

Tangible common equity to tangible assets, including unrealized losses on held-to-maturity investments
Tangible common equity	$1,123,695	1,101,929	1,103,004
Less: unrealized losses on held to maturity investments	(129,169)	(129,865)	(87,615)
Add: deferred taxes on unrealized losses on held to maturity investments	36,167	36,362	24,532
Tangible common equity, including unrealized losses on held-to-maturity investments	1,030,693	1,008,426	1,039,921

Tangible assets	13,903,685	13,723,767	13,763,160

Tangible common equity to tangible assets, including unrealized losses on held-to-maturity investments	7.41%	7.35%	7.56%

Tangible book value per share
Tangible common equity	$1,123,695	1,101,929	1,103,004
Common shares outstanding	127,088,963	127,028,848	126,881,766
Tangible book value per share	8.84	8.67	8.69

Northwest Bancshares, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited) *
(dollars in thousands, except per share amounts)

The following table summarizes the non-GAAP financial measures derived from amounts reported in the Company's Consolidated Statements of Income.

	Quarter ended					Six months ended June 30,
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	2023	2022

Annualized return on tangible common equity
Net income	$33,044	33,679	34,649	37,304	33,426	66,723	61,713

Total shareholders’ equity	1,511,501	1,513,275	1,491,486	1,459,786	1,494,539	1,511,501	1,494,539
Less: goodwill and intangible assets	(387,806)	(388,648)	(389,557)	(390,488)	(391,535)	(387,806)	(391,535)
Tangible common equity	1,123,695	1,124,627	1,101,929	1,069,298	1,103,004	1,123,695	1,103,004

Annualized return on tangible common equity	11.79%	12.15%	12.48%	13.84%	12.16%	11.97%	11.28%

Efficiency ratio, excluding amortization and merger, asset disposition and restructuring expenses
Non-interest expense	85,858	87,450	88,778	78,988	81,411	173,308	161,759
Less: amortization expense	(842)	(909)	(932)	(1,047)	(1,115)	(1,751)	(2,298)
Less: merger, asset disposition and restructuring expenses	(1,593)	(2,802)	(4,243)	—	—	(4,395)	(1,374)
Non-interest expense, excluding amortization and merger, assets disposition and restructuring expenses	83,423	83,739	83,603	77,941	80,296	167,162	158,087

Net interest income	108,549	112,464	117,044	112,749	100,265	221,013	190,888
Non-interest income	29,797	23,969	27,858	26,803	30,448	53,766	56,188
Net interest income plus non-interest income	138,346	136,433	144,902	139,552	130,713	274,779	247,076

Efficiency ratio, excluding amortization and merger, asset disposition and restructuring expenses	60.30%	61.38%	57.70%	55.85%	61.43%	60.84%	63.98%

Annualized non-interest expense to average assets, excluding amortization and merger, asset disposition and restructuring expense
Non-interest expense excluding amortization and merger, asset disposition and restructuring expenses	83,423	83,739	83,603	77,941	80,296	167,162	158,087
Average assets	14,245,917	14,121,496	13,983,100	14,052,919	14,256,705	14,184,050	14,340,034
Annualized non-interest expense to average assets, excluding amortization and merger, asset disposition and restructuring expense	2.35%	2.40%	2.37%	2.20%	2.26%	2.38%	2.22%
*    The table summarizes the Company’s results from operations on a GAAP basis and on an operating (non-GAAP) basis for the periods indicated. Operating results exclude merger, asset disposition and restructuring expense. The net tax effect was calculated using statutory tax rates of approximately 28.0%. The Company believes this non-GAAP presentation provides a meaningful comparison of operational performance and facilitates a more effective evaluation and comparison of results to assess performance in relation to ongoing operations.

Northwest Bancshares, Inc. and Subsidiaries
Deposits (Unaudited)
(dollars in thousands)

Generally, deposits in excess of $250,000 are not federally insured. The following table provides details around the Company’s uninsured deposits portfolio:

	As of June 30, 2023
	Balance	Percent of total deposits	Number of relationships
Uninsured deposits per the Call Report (1)	$2,895,624	24.83%	4,892
Less intercompany deposit accounts	889,157	7.62%	12
Less collateralized deposit accounts	553,128	4.74%	255
Adjusted balance of uninsured deposits	$1,453,339	12.47%	4,625
(1)     Uninsured deposits presented may be different from actual amounts due to titling of accounts.

Our largest uninsured depositor, excluding intercompany and collateralized deposit accounts, had an aggregate uninsured deposit balance of $18.6 million, or 0.16% of total deposits, as of June 30, 2023. Our top ten largest uninsured depositors, excluding intercompany and collateralized deposit accounts, had an aggregate uninsured deposit balance of $112.2 million, or 0.96% of total deposits, as of June 30, 2023. The average adjusted uninsured deposit account balance was $314,000 as of June 30, 2023.

The following table provides additional details over the Company’s deposit portfolio:

	As of June 30, 2023
	Balance	Percent of total deposits	Number of accounts
Personal noninterest bearing demand deposits	$1,397,167	11.98%	291,177
Business noninterest bearing demand deposits	1,423,396	12.21%	45,911
Personal interest-bearing demand deposits	1,535,254	13.16%	59,784
Business interest-bearing demand deposits	1,042,399	8.94%	8,354
Personal money market deposits	1,511,652	12.96%	26,488
Business money market deposits	642,601	5.51%	2,980
Savings deposits	2,120,215	18.18%	216,105
Time deposits	1,989,711	17.06%	67,662
Total deposits	$11,662,395	100.00%	718,461

Our average deposit account balance as of June 30, 2023 was $16,000. The Company’s insured cash sweep deposit balance was $205.7 million as of June 30, 2023.

The following table provides additional details over the Company’s deposit portfolio over time:

	12/31/2021	3/31/2022	6/30/2022	9/30/2022	12/31/2022	3/31/2023	6/30/2023
Personal noninterest bearing demand deposits	$1,419,806	1,413,732	1,388,690	1,413,781	1,412,227	1,428,232	1,397,167
Business noninterest bearing demand deposits	1,679,720	1,715,117	1,669,559	1,680,339	1,581,016	1,467,860	1,423,396
Personal interest-bearing demand deposits	1,768,910	1,787,295	1,785,761	1,742,173	1,718,806	1,627,546	1,535,254
Business interest-bearing demand deposits	639,529	588,850	529,357	498,937	499,059	466,105	624,252
Municipal demand deposits	532,003	515,477	543,573	571,620	468,566	447,852	418,147
Personal money market deposits	1,972,603	1,999,564	1,994,907	1,949,379	1,832,583	1,626,614	1,511,652
Business money market deposits	657,279	681,049	636,805	627,634	624,986	701,436	642,601
Savings deposits	2,303,760	2,367,438	2,362,725	2,327,419	2,275,020	2,194,743	2,120,215
Time deposits	1,327,555	1,251,878	1,155,878	1,067,110	1,052,285	1,576,791	1,989,711
Total deposits	$12,301,165	12,320,400	12,067,255	11,878,392	11,464,548	11,537,179	11,662,395

Northwest Bancshares, Inc. and Subsidiaries
Marketable Securities (Unaudited)
(dollars in thousands)

	June 30, 2023
Marketable securities available-for-sale	Amortized cost	Gross unrealized holding gains	Gross unrealized holding losses	Fair value	Weighted average duration
Debt issued by the U.S. government and agencies:
Due after one year through five years	$20,000	—	(1,676)	18,324	3.37
Due after ten years	51,124	—	(10,627)	40,497	6.23

Debt issued by government sponsored enterprises:
Due after one year through five years	20,984	—	(2,940)	18,044	4.48
Due after five years through ten years	25,516	—	(4,027)	21,489	5.02

Municipal securities:
Due within one year	500	—	—	500	—
Due after one year through five years	950	17	(9)	958	2.41
Due after five years through ten years	20,481	—	(1,845)	18,636	7.2
Due after ten years	64,589	59	(10,409)	54,239	10.45

Corporate debt issues:
Due after five years through ten years	8,463	—	(917)	7,546	5.70

Residential mortgage-backed agency securities:
Fixed rate pass-through	219,643	4	(28,705)	190,942	6.4
Variable rate pass-through	7,861	2	(215)	7,648	4.36
Fixed rate agency CMOs	821,371	—	(151,317)	670,054	5.01
Variable rate agency CMOs	25,619	35	(579)	25,075	3.09
Total residential mortgage-backed agency securities	1,074,494	41	(180,816)	893,719	5.24
Total marketable securities available-for-sale	$1,287,101	117	(213,266)	1,073,952	5.53

Marketable securities held-to-maturity
Government sponsored
Due after one year through five years	$49,471	—	(6,541)	42,930	3.99
Due after five years through ten years	74,985	—	(13,586)	61,399	5.67

Residential mortgage-backed agency securities:
Fixed rate pass-through	$155,431	—	(23,770)	131,661	5.27
Variable rate pass-through	495	—	(10)	485	3.95
Fixed rate agency CMOs	566,934	—	(85,253)	481,681	5.90
Variable rate agency CMOs	529	—	(9)	520	5.61
Total residential mortgage-backed agency securities	723,389	—	(109,042)	614,347	5.76
Total marketable securities held-to-maturity	$847,845	—	(129,169)	718,676	5.65

Northwest Bancshares, Inc. and Subsidiaries
Borrowed Funds (Unaudited)
(dollars in thousands)

	June 30, 2023
	Amount	Average rate
Term notes payable to the FHLB of Pittsburgh, due within one year	$500,000	5.43%
Notes payable to the FHLB of Pittsburgh, due within one year	28,000	5.39%
Total term notes payable to the FHLB	528,000	5.43%

Collateralized borrowings, due within one year	63,863	1.24%
Collateral received, due within one year	40,450	5.16%
Subordinated debentures, net of issuance costs	114,015	4.28%
Junior subordinated debentures	129,444	7.21%
Total borrowed funds *	$875,772	5.22%
*    As of June 30, 2023, the Company had $3.2 billion of additional borrowing capacity available with the FHLB of Pittsburgh, including a $250.0 million overnight line of credit, which had a $28.0 million drawn balance, as well as $309.0 million of borrowing capacity available with the Federal Reserve Bank and $105.0 million with two correspondent banks.

Northwest Bancshares, Inc. and Subsidiaries
Analysis of Loan Portfolio by Loan Sector (Unaudited)

Commercial real estate loans outstanding
The following table provides the various loan sectors in our commercial real estate portfolio at June 30, 2023:

June 30, 2023
Property type	Percent of portfolio
5 or more unit dwelling	13.9%
Nursing home	12.8%
Retail building	11.4%
Commercial office building - non-owner occupied	8.5%
Residential acquisition & development - 1-4 family, townhouses and apartments	4.5%
Warehouse/storage building	3.6%
Manufacturing & industrial building	3.5%
Commercial office building - owner occupied	3.5%
Commercial acquisition and development	3.4%
Multi-use building - office and warehouse	3.2%
Single family dwelling	3.2%
Hotel/motel	2.9%
Other medical facility	2.9%
Student housing	2.6%
Multi-use building - commercial, retail and residential	2.6%
2-4 family	2.4%
Agricultural real estate	2.1%
All other	13.0%
Total	100.0%

The following table provides our commercial real estate portfolio by state at June 30, 2023:

June 30, 2023
State	Percent of portfolio
Pennsylvania	32.0%
New York	31.7%
Ohio	20.0%
Indiana	8.8%
All other	7.5%
Total	100.0%

Northwest Bancshares, Inc. and Subsidiaries
Asset Quality (Unaudited)
(dollars in thousands)

	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Nonaccrual loans current:
Residential mortgage loans	$1,559	1,423	1,496	2,186	1,970
Home equity loans	1,089	1,084	1,418	1,158	1,337
Consumer loans	1,009	911	836	833	976
Commercial real estate loans	48,468	50,045	53,303	56,193	60,537
Commercial loans	995	1,468	895	1,801	5,270
Total nonaccrual loans current	$53,120	54,931	57,948	62,171	70,090
Nonaccrual loans delinquent 30 days to 59 days:
Residential mortgage loans	$49	688	473	54	2
Home equity loans	37	18	180	316	172
Consumer loans	309	223	178	155	158
Commercial real estate loans	1,697	1,900	1,220	55	911
Commercial loans	855	341	145	237	358
Total nonaccrual loans delinquent 30 days to 59 days	$2,947	3,170	2,196	817	1,601
Nonaccrual loans delinquent 60 days to 89 days:
Residential mortgage loans	$185	919	31	32	199
Home equity loans	363	338	290	432	566
Consumer loans	360	340	341	382	226
Commercial real estate loans	210	1,355	473	848	630
Commercial loans	245	126	96	132	73
Total nonaccrual loans delinquent 60 days to 89 days	$1,363	3,078	1,231	1,826	1,694
Nonaccrual loans delinquent 90 days or more:
Residential mortgage loans	$6,290	3,300	5,574	5,544	5,445
Home equity loans	1,965	2,190	2,257	1,779	2,081
Consumer loans	2,033	2,791	2,672	2,031	1,942
Commercial real estate loans	8,575	8,010	7,867	8,821	14,949
Commercial loans	2,296	1,139	1,491	638	583
Total nonaccrual loans delinquent 90 days or more	$21,159	17,430	19,861	18,813	25,000
Total nonaccrual loans	$78,589	78,609	81,236	83,627	98,385
Total nonaccrual loans	$78,589	78,609	81,236	83,627	98,385
Loans 90 days past due and still accruing	532	652	744	357	379
Nonperforming loans	79,121	79,261	81,980	83,984	98,764
Real estate owned, net	371	524	413	450	1,205
Nonperforming assets	$79,492	79,785	82,393	84,434	99,969

Nonperforming loans to total loans	0.70%	0.71%	0.75%	0.78%	0.95%
Nonperforming assets to total assets	0.56%	0.56%	0.58%	0.61%	0.71%
Allowance for credit losses to total loans	1.10%	1.09%	1.08%	1.02%	0.94%
Allowance for total loans excluding PPP loan balances	1.10%	1.09%	1.08%	1.02%	0.95%
Allowance for credit losses to nonperforming loans	157.26%	152.98%	143.98%	130.76%	99.59%

Northwest Bancshares, Inc. and Subsidiaries
Loans by Credit Quality Indicators (Unaudited)
(dollars in thousands)

At June 30, 2023	Pass	Special mention *	Substandard **	Doubtful	Loss	Loans receivable
Personal Banking:
Residential mortgage loans	$3,483,098	—	12,059	—	—	3,495,157
Home equity loans	1,272,363	—	3,699	—	—	1,276,062
Consumer loans	2,196,938	—	4,124	—	—	2,201,062
Total Personal Banking	6,952,399	—	19,882	—	—	6,972,281
Commercial Banking:
Commercial real estate loans	2,649,535	74,170	171,519	—	—	2,895,224
Commercial loans	1,377,981	3,040	22,705	—	—	1,403,726
Total Commercial Banking	4,027,516	77,210	194,224	—	—	4,298,950
Total loans	$10,979,915	77,210	214,106	—	—	11,271,231
At March 31, 2023
Personal Banking:
Residential mortgage loans	$3,499,135	—	6,330	—	—	3,505,465
Home equity loans	1,277,915	—	3,631	—	—	1,281,546
Consumer loans	2,227,379	—	4,754	—	—	2,232,133
Total Personal Banking	7,004,429	—	14,715	—	—	7,019,144
Commercial Banking:
Commercial real estate loans	2,585,676	69,837	171,591	—	—	2,827,104
Commercial loans	1,217,344	6,381	22,298	—	—	1,246,023
Total Commercial Banking	3,803,020	76,218	193,889	—	—	4,073,127
Total loans	$10,807,449	76,218	208,604	—	—	11,092,271
At December 31, 2022
Personal Banking:
Residential mortgage loans	$3,484,870	—	13,729	—	—	3,498,599
Home equity loans	1,292,146	—	5,528	—	—	1,297,674
Consumer loans	2,164,220	—	4,435	—	—	2,168,655
Total Personal Banking	6,941,236	—	23,692	—	—	6,964,928
Commercial Banking:
Commercial real estate loans	2,579,809	55,076	188,670	—	—	2,823,555
Commercial loans	1,100,707	7,384	23,878	—	—	1,131,969
Total Commercial Banking	3,680,516	62,460	212,548	—	—	3,955,524
Total loans	$10,621,752	62,460	236,240	—	—	10,920,452
At September 30, 2022
Personal Banking:
Residential mortgage loans	$3,388,168	—	13,730	—	—	3,401,898
Home equity loans	1,279,968	—	5,021	—	—	1,284,989
Consumer loans	2,112,478	—	3,760	—	—	2,116,238
Total Personal Banking	6,780,614	—	22,511	—	—	6,803,125
Commercial Banking:
Commercial real estate loans	2,589,648	34,684	188,498	—	—	2,812,830
Commercial loans	1,094,830	4,004	26,736	—	—	1,125,570
Total Commercial Banking	3,684,478	38,688	215,234	—	—	3,938,400
Total loans	$10,465,092	38,688	237,745	—	—	10,741,525
At June 30, 2022
Personal Banking:
Residential mortgage loans	$3,273,117	—	13,658	—	—	3,286,775
Home equity loans	1,275,124	—	5,368	—	—	1,280,492
Consumer loans	1,998,863	—	3,682	—	—	2,002,545
Total Personal Banking	6,547,104	—	22,708	—	—	6,569,812
Commercial Banking:
Commercial real estate loans	2,600,207	51,540	224,429	—	—	2,876,176
Commercial loans	954,129	2,468	30,239	—	—	986,836
Total Commercial Banking	3,554,336	54,008	254,668	—	—	3,863,012
Total loans	$10,101,440	54,008	277,376	—	—	10,432,824
*    Includes $4.9 million, $7.4 million, $7.4 million, $4.5 million, and $7.4 million of acquired loans at June 30, 2023, March 31, 2023, December 31, 2022, September 30, 2022, and June 30, 2022, respectively.
**    Includes $31.2 million, $31.9 million, $39.1 million, $51.4 million, and $59.3 million of acquired loans at June 30, 2023, March 31, 2023, December 31, 2022, September 30, 2022, and June 30, 2022, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Loan Delinquency (Unaudited)
(dollars in thousands)

	June 30, 2023		*	March 31, 2023		*	December 31, 2022		*	September 30, 2022		*	June 30, 2022		*
(Number of loans and dollar amount of loans)
Loans delinquent 30 days to 59 days:
Residential mortgage loans	14	$627	—%	259	$26,992	0.8%	304	$29,487	0.8%	26	$1,052	—%	20	$785	—%
Home equity loans	92	3,395	0.3%	111	4,235	0.3%	145	6,657	0.5%	88	3,278	0.3%	107	3,664	0.3%
Consumer loans	602	7,955	0.4%	587	6,930	0.3%	737	9,435	0.4%	549	6,546	0.3%	563	6,898	0.3%
Commercial real estate loans	13	2,710	0.1%	23	4,834	0.2%	29	4,008	0.1%	13	1,332	—%	26	2,701	0.1%
Commercial loans	38	15,658	1.1%	46	4,253	0.3%	51	2,648	0.2%	48	2,582	0.2%	24	1,486	0.2%
Total loans delinquent 30 days to 59 days	759	$30,345	0.3%	1,026	$47,244	0.4%	1,266	$52,235	0.5%	724	$14,790	0.1%	740	$15,534	0.1%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	52	$3,521	0.1%	23	$1,922	0.1%	65	$5,563	0.2%	51	$4,320	0.1%	61	$5,941	0.2%
Home equity loans	31	1,614	0.1%	31	1,061	0.1%	29	975	0.1%	36	1,227	0.1%	28	952	0.1%
Consumer loans	250	2,584	0.1%	185	2,083	0.1%	255	3,070	0.1%	223	2,663	0.1%	178	1,460	0.1%
Commercial real estate loans	12	1,288	—%	17	1,949	0.1%	16	2,377	0.1%	13	1,741	0.1%	9	1,472	0.1%
Commercial loans	23	11,092	0.8%	19	1,088	0.1%	24	1,115	0.1%	14	808	0.1%	6	341	—%
Total loans delinquent 60 days to 89 days	368	$20,099	0.2%	275	$8,103	0.1%	389	$13,100	0.1%	337	$10,759	0.1%	282	$10,166	0.1%

Loans delinquent 90 days or more: **
Residential mortgage loans	63	$6,290	0.2%	39	$3,300	0.1%	65	$5,574	0.2%	64	$5,544	0.2%	63	$5,445	0.2%
Home equity loans	68	1,965	0.2%	65	2,190	0.2%	68	2,257	0.2%	65	1,779	0.1%	69	2,081	0.2%
Consumer loans	314	2,447	0.1%	313	3,279	0.1%	334	3,079	0.1%	289	2,388	0.1%	286	2,321	0.1%
Commercial real estate loans	20	8,575	0.3%	18	8,010	0.3%	19	7,867	0.3%	22	8,821	0.3%	31	14,949	0.5%
Commercial loans	38	2,414	0.2%	24	1,302	0.1%	15	1,829	0.2%	11	638	0.1%	10	583	0.1%
Total loans delinquent 90 days or more	503	$21,691	0.2%	459	$18,081	0.2%	501	$20,606	0.2%	451	$19,170	0.2%	459	$25,379	0.2%

Total loans delinquent	1,630	$72,135	0.6%	1,760	$73,428	0.7%	2,156	$85,941	0.8%	1,512	$44,719	0.4%	1,481	$51,079	0.5%
*    Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.
**    Includes purchased credit deteriorated loans of $605,000, $331,000, $1.7 million, $783,000, and $6.3 million at June 30, 2023, March 31, 2023, December 31, 2022, September 30, 2022, and June 30, 2022, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Allowance for Credit Losses (Unaudited)
(dollars in thousands)

	Quarter ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Beginning balance	$121,257	118,036	109,819	98,355	99,295
ASU 2022-02 Adoption	—	426	—	—	—
Provision	6,010	4,870	9,023	7,689	2,629
Charge-offs residential mortgage	(545)	(207)	(546)	(166)	(138)
Charge-offs home equity	(235)	(164)	(232)	(535)	(255)
Charge-offs consumer	(2,772)	(2,734)	(2,430)	(2,341)	(1,912)
Charge-offs commercial real estate	(483)	(657)	(621)	(1,329)	(4,392)
Charge-offs commercial	(1,209)	(865)	(404)	(243)	(329)
Recoveries	2,400	2,552	3,427	8,389	3,457
Ending balance	$124,423	121,257	118,036	109,819	98,355
Net charge-offs to average loans, annualized	0.10%	0.08%	0.03%	(0.14)%	0.14%

	Six months ended June 30,
	2023	2022
Beginning balance	$118,036	102,241
ASU 2022-02 Adoption	426	—
Provision	10,880	1,148
Charge-offs residential mortgage	(752)	(1,321)
Charge-offs home equity	(399)	(702)
Charge-offs consumer	(5,506)	(3,635)
Charge-offs commercial real estate	(1,140)	(5,416)
Charge-offs commercial	(2,074)	(1,010)
Recoveries	4,952	7,050
Ending balance	$124,423	98,355
Net charge-offs to average loans, annualized	0.09%	0.10%

Northwest Bancshares, Inc. and Subsidiaries
Average Balance Sheet (Unaudited)
(dollars in thousands)
    The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

	Quarter ended
	June 30, 2023			March 31, 2023				December 31, 2022			September 30, 2022			June 30, 2022
	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest		Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)
Assets:
Interest-earning assets:
Residential mortgage loans	$3,485,517	32,485	3.73%	$3,493,617	32,009		3.66%	$3,439,401	30,974	3.60%	$3,331,173	29,414	3.53%	$3,171,469	27,327	3.45%
Home equity loans	1,273,298	16,898	5.32%	1,284,425	16,134		5.09%	1,282,733	15,264	4.72%	1,274,918	13,658	4.25%	1,277,440	11,961	3.76%
Consumer loans	2,143,804	22,662	4.24%	2,123,672	20,794		3.97%	2,069,207	19,709	3.78%	1,981,754	17,256	3.45%	1,880,769	15,777	3.36%
Commercial real estate loans	2,836,443	38,426	5.43%	2,824,120	37,031	0.1	5.24%	2,822,008	35,428	4.91%	2,842,597	34,158	4.70%	2,915,750	31,844	4.32%
Commercial loans	1,326,598	22,872	6.92%	1,161,298	18,353		6.32%	1,113,178	16,315	5.74%	1,050,124	12,978	4.84%	912,454	9,090	3.94%
Total loans receivable (a) (b) (d)	11,065,660	133,343	4.83%	10,887,132	124,321		4.63%	10,726,527	117,690	4.35%	10,480,566	107,464	4.07%	10,157,882	95,999	3.79%
Mortgage-backed securities (c)	1,859,427	8,326	1.79%	1,909,676	8,537		1.79%	1,956,167	8,603	1.76%	2,019,715	8,683	1.72%	1,952,375	7,158	1.47%
Investment securities (c) (d)	374,560	1,715	1.83%	384,717	1,761		1.83%	386,468	1,753	1.81%	388,755	1,762	1.81%	376,935	1,590	1.69%
FHLB stock, at cost	45,505	844	7.44%	39,631	690		7.06%	26,827	419	6.19%	14,028	148	4.19%	13,428	82	2.44%
Other interest-earning deposits	38,912	594	6.12%	30,774	423		5.50%	9,990	153	5.99%	253,192	1,295	2.00%	846,142	1,684	0.79%
Total interest-earning assets	13,384,064	144,822	4.34%	13,251,930	135,732		4.15%	13,105,979	128,618	3.89%	13,156,256	119,352	3.60%	13,346,762	106,513	3.20%
Noninterest-earning assets (e)	861,853			869,566				877,121			896,663			909,943
Total assets	$14,245,917			$14,121,496				$13,983,100			$14,052,919			$14,256,705
Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits (g)	$2,142,941	1,393	0.26%	$2,198,988	690		0.13%	$2,298,451	585	0.10%	$2,350,248	594	0.10%	$2,361,919	589	0.10%
Interest-bearing demand deposits (g)	2,469,666	1,648	0.27%	2,612,883	951		0.15%	2,718,360	509	0.07%	2,794,338	360	0.05%	2,857,336	310	0.04%
Money market deposit accounts (g)	2,221,713	6,113	1.10%	2,408,582	4,403		0.74%	2,512,892	1,310	0.21%	2,620,850	692	0.10%	2,653,467	668	0.10%
Time deposits (g)	1,765,454	12,663	2.88%	1,293,609	5,194		1.63%	1,024,895	1,467	0.57%	1,110,906	1,511	0.54%	1,220,815	1,774	0.58%
Borrowed funds (f)	837,358	10,202	4.89%	740,218	7,938		4.35%	451,369	3,967	3.49%	127,073	239	0.75%	123,749	167	0.54%
Subordinated debt	113,958	1,148	4.03%	113,870	1,148		4.03%	113,783	1,148	4.04%	113,695	1,149	4.04%	119,563	1,203	4.03%
Junior subordinated debentures	129,401	2,280	6.97%	129,335	2,152		6.66%	129,271	1,823	5.52%	129,207	1,322	4.00%	129,142	920	2.82%
Total interest-bearing liabilities	9,680,491	35,447	1.47%	9,497,485	22,476		0.96%	9,249,021	10,809	0.46%	9,246,317	5,867	0.25%	9,465,991	5,631	0.24%
Noninterest-bearing demand deposits (g)	2,820,928			2,889,973				3,039,000			3,093,490			3,090,372
Noninterest-bearing liabilities	224,508			235,213				229,794			209,486			193,510
Total liabilities	12,725,927			12,622,671				12,517,815			12,549,293			12,749,873
Shareholders’ equity	1,519,990			1,498,825				1,465,285			1,503,626			1,506,832
Total liabilities and shareholders’ equity	$14,245,917			$14,121,496				$13,983,100			$14,052,919			$14,256,705
Net interest income/Interest rate spread		109,375	2.87%		113,256		3.19%		117,809	3.43%		113,485	3.35%		100,882	2.96%
Net interest-earning assets/Net interest margin	$3,703,573		3.28%	$3,754,445			3.47%	$3,856,958		3.57%	$3,909,939		3.42%	$3,880,771		3.07%
Ratio of interest-earning assets to interest-bearing liabilities	1.38X			1.40X				1.42X			1.42X			1.41X

(a)    Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b)    Interest income includes accretion/amortization of deferred loan fees/expenses, which was not material.
(c)    Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d)    Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent (“FTE”) basis.
(e)     Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f)    Average balances include FHLB borrowings and collateralized borrowings.
(g)    Average cost of deposits were 0.77%, 0.40%, 0.13%, 0.11%, and 0.11%, respectively and average cost of Interest-bearing deposits were 1.02%, 0.54%, 0.18%, 0.14%, and 0.15%, respectively.
(h)    Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans — 4.81%, 4.61%, 4.33%, 4.05%, and 3.77%, respectively, Investment securities — 1.61%, 1.61%, 1.59%, 1.59%, and 1.48%, respectively, Interest-earning assets — 4.32%, 4.13%, 3.87%, 3.58%, and 3.18%, respectively. GAAP basis net interest rate spreads were 2.85%, 3.17%, 3.41%, 3.33%, and 2.94%, respectively, and GAAP basis net interest margins were 3.25%, 3.44%, 3.54%, 3.40%, and 3.05%, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Average Balance Sheet (Unaudited)
(in thousands)

    The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on interest-earning assets and average cost of interest-bearing liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

	Six months ended June 30,
	2023			2022
	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)
Assets
Interest-earning assets:
Residential mortgage loans	$3,489,545	64,494	3.70%	$3,077,155	52,868	3.44%
Home equity loans	1,278,831	33,033	5.21%	1,285,668	23,433	3.68%
Consumer loans	2,133,794	43,457	4.11%	1,840,110	30,684	3.36%
Commercial real estate loans	2,830,316	75,463	5.38%	2,957,744	61,601	4.14%
Commercial loans	1,244,404	41,225	6.68%	868,854	15,987	3.66%
Loans receivable (a) (b) (d)	10,976,890	257,672	4.73%	10,029,531	184,573	3.71%
Mortgage-backed securities (c)	1,884,412	16,863	1.79%	1,948,794	13,518	1.39%
Investment securities (c) (d)	379,611	3,478	1.83%	375,323	3,130	1.67%
FHLB stock, at cost	42,584	1,534	7.26%	13,648	163	2.41%
Other interest-earning deposits	34,842	1,017	5.88%	1,003,627	2,151	0.43%
Total interest-earning assets	13,318,339	280,564	4.25%	13,370,923	203,535	3.07%
Noninterest-earning assets (e)	865,711			969,111

Total assets	$14,184,050			$14,340,034

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Savings deposits (g)	$2,187,355	2,082	0.19%	$2,348,282	1,181	0.10%
Interest-bearing demand deposits (g)	2,540,879	2,599	0.21%	2,866,333	631	0.04%
Money market deposit accounts (g)	2,314,631	10,516	0.92%	2,660,745	1,321	0.10%
Time deposits (g)	1,514,289	17,858	2.38%	1,256,513	3,959	0.64%
Borrowed funds (f)	789,057	18,139	4.64%	129,487	324	0.50%
Subordinated debt	113,914	2,296	4.03%	121,574	2,454	4.04%
Junior subordinated debentures	129,368	4,433	6.82%	129,109	1,571	2.42%
Total interest-bearing liabilities	9,589,493	57,923	1.22%	9,512,043	11,441	0.24%
Noninterest-bearing demand deposits (g)	2,855,260			3,075,617
Noninterest-bearing liabilities	229,831			198,854

Total liabilities	12,674,584			12,786,514

Shareholders’ equity	1,509,466			1,553,520

Total liabilities and shareholders’ equity	$14,184,050			$14,340,034

Net interest income/Interest rate spread		222,641	3.03%		192,094	2.83%

Net interest-earning assets/Net interest margin	$3,728,846		3.37%	$3,858,880		2.87%

Ratio of interest-earning assets to interest-bearing liabilities	1.39X			1.41X
(a)Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b)Interest income includes accretion/amortization of deferred loan fees/expenses, which were not material.
(c)Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d)Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent (“FTE”) basis.
(e)Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f)Average balances include FHLB borrowings and collateralized borrowings.
(g)Average cost of deposits were 0.58% and 0.12%, respectively and average cost of Interest-bearing deposits were 0.78% and 0.16%, respectively.
(h)Shown on a FTE basis. GAAP basis yields were: Loans — 4.71% and 3.69%, respectively; Investment securities — 1.61% and 1.46%, respectively; Interest-earning assets — 4.22% and 3.05%, respectively. GAAP basis net interest rate spreads were 3.01% and 2.81%, respectively; and GAAP basis net interest margins were 3.35% and 2.86%, respectively.